EXHIBIT 99.4


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT AND IN THE INVESTMENT AGREEMENT, DATED AS OF APRIL 19, 1999, BETWEEN BRANDYWINE REALTY TRUST (THE "COMPANY") AND FIVE ARROWS REALTY SECURITIES III L.L.C., A COPY OF WHICH WILL BE MADE AVAILABLE BY THE COMPANY UPON REQUEST.


                           BRANDYWINE REALTY TRUST

                       COMMON SHARES PURCHASE WARRANT
No. W-1                                                   April 19, 1999

                   Void after April 19, 2006 Warrant to Purchase 500,000
                                                           Common Shares

          BRANDYWINE REALTY TRUST, a Maryland real estate investment trust (the "Company"), for value received, hereby certifies that FIVE ARROWS REALTY SECURITIES III L.L.C., or registered assigns (the "Holder"), is entitled to purchase from the Company 500,000 duly authorized, validly issued, fully paid and nonassessable shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares"), at a purchase price, subject to Section 3.2 herein, of $24.00 per share, at any time or from time to time prior to 5:00 P.M., New York City time, on April 19, 2006 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

          This Warrant is originally issued pursuant to the terms of a certain Investment Agreement, dated as of the date hereof, between the Company and Five Arrows Realty Securities III L.L.C. (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Purchase Agreement.

          1.     DEFINITIONS.  As used herein, unless the context
                 ----------- otherwise requires, the following terms shall have the meanings indicated:

          "Additional Common Shares" shall mean all Common Shares issued
           ------------------------ or sold (or, pursuant to Section
3.3, deemed to be issued) by the Company after the date hereof, and prior to the twenty-fourth month anniversary of the date this Warrant is originally issued, whether or not subsequently reacquired or retired by the Company provided that the following shares shall not constitute Additional Common Shares:

          (a)	(i) shares issued upon the exercise of this Warrant or
     upon the conversion of the Series B Senior Cumulative Convertible Preferred Shares and (ii) such number of additional shares as may become issuable upon the exercise of this Warrant or upon conversion of the Series B Senior Cumulative Convertible Preferred Shares by reason of adjustments required pursuant to the anti-dilution provisions applicable to this Warrant or the Series B Senior Cumulative Convertible Preferred Shares as in effect on the date hereof, and

          (b)	(i) shares issued in the acquisition by the Company or
     a subsidiary of one hundred percent (100%) of a public company by way of merger, consolidation or exchange offer, (ii) shares issued pursuant to a tender or exchange offer for one hundred percent (100%) of a public company, (iii) shares issued upon the exercise, conversion or redemption of options, warrants or units existing or outstanding on January 11, 1999 or the issuance of shares pursuant to contractual commitments in effect as of January 11, 1999, (iv) shares issued as awards to trustees or employees of the Company or entities in which the Company owns, directly or indirectly, at least a 50% economic interest for recruitment purposes or pursuant to an equity incentive plan, provided that the number of Common
                                  -------- Shares, plus the number of
     Common Shares issuable upon the exercise of the options or warrants under the preceding clause (iii) issued in favor of such employees or trustees, shall not exceed 5,000,000 Common Shares or (v) shares issued in the acquisition of property or equity interests in property (e.g., partnership interests of a property-owning partnership) by the Company or a subsidiary of the Company.

          "Business Day" shall mean any day other than a Saturday or a
           ------------ Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

          "Commission" shall mean the Securities and Exchange Commission
           ---------- or any successor agency having jurisdiction to enforce the Securities Act.

          "Common Shares" shall have the meaning assigned to it in the
           ------------- introduction to this Warrant, such term to include any shares of beneficial interest into which such Common Shares shall have been changed or any shares of beneficial interest resulting from any reclassification of such Common Shares.

          "Company" shall have the meaning assigned to it in the
           ------- introduction to this Warrant, such term to include any trust, corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

          "Convertible Securities" shall mean any evidences of
           ---------------------- indebtedness, shares of beneficial interest (other than Common Shares) or other securities directly or indirectly convertible into, redeemable for or exchangeable for Additional Common Shares.

          "Current Market Price" shall mean, on any date specified
           -------------------- herein, the average of the daily closing prices for the five consecutive Trading Days preceding such date specified herein.

          "Exchange Act" shall mean the Securities Exchange Act of 1934,
           ------------ as amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "Expiration Date" shall have the meaning assigned to it in the --------------- introduction to this Warrant.

          "Fair Value" shall mean, on any date specified herein (i) in
           ---------- the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and the Holder; provided, however,
                                                     --------  -------
that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith, by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the
                                              -------- -------
Company and the Holder shall each pay one-half of all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

          "Holder" shall have the meaning assigned to it in the ------ introduction to this Warrant.

          "Operating Agreement" shall mean the Operating Agreement dated
           ------------------- as of April 19, 1999, between the Company and Five Arrows Realty Securities III L.L.C.

          "Options" shall mean any rights, options or warrants to
           ------- subscribe for, purchase or otherwise acquire either Additional Common Shares or Convertible Securities.

          "Other Securities" shall mean any shares of beneficial
           ---------------- interest (other than Common Shares) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Shares or Other Securities pursuant to Section 4 or otherwise.

          "Person" shall mean any individual, firm, partnership,
           ------ corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

          "Purchase Agreement" shall have the meaning assigned to it in ------------------ the introduction to this Warrant.

          "Purchase Price" shall mean initially $24.00 per share,
           -------------- subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

          "Restricted Securities" shall mean (i) any Warrants bearing
           --------------------- the applicable legend set forth in
Section 10.1, (ii) any Common Shares (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any Common Shares (or Other Securities) issued subsequent to the exercise of any of the Warrants as a distribution with respect to, or resulting from a subdivision of the outstanding Common Shares (or other Securities) into a greater number of shares by reclassification, share splits or otherwise, or in exchange for or in replacement of the Common Shares (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

          "Rights" shall have the meaning assigned to it in Section 3.9.
           ------

          "Securities Act" shall mean the Securities Act of 1933, as
           -------------- amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "Series B Senior Cumulative Convertible Preferred Shares"
           -------------------------------------------------------
shall mean the Company's 8.75% Series B Senior Cumulative Convertible Preferred Shares, $.01 par value per share.

          "Trading Day" shall mean a day on which the Common Shares are
           ----------- traded on the New York Stock Exchange, or other national exchange or quotation system used to determine the Current Market Price.

          "Warrant" shall mean this Warrant.
           -------

          2.     EXERCISE OF WARRANT.
                 -------------------

          2.1.   Manner of Exercise; Payment of the Purchase Price.
                 -------------------------------------------------

           (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of Common Shares specified in such form.

           (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of such number of the Common Shares otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the Common Shares to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation certificates representing Common Shares of the Company owned by the Holder (properly endorsed for transfer in blank) having an aggregate Current Market Price on the date of Warrant exercise equal to the Purchase Price.

          2.2.   When Exercise Effective.
                 ----------------------- Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for Common Shares (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

          2.3.   Delivery of Share Certificates, etc.; Charges, Taxes
                 ----------------------------------------------------
and Expenses.
------------ (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three Trading Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10, as the Holder may direct,

          (i)	a certificate or certificates for the number of Common
     Shares (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

          (ii)	in case such exercise is for less than all of the
     Common Shares purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the Common Shares purchasable hereunder.

          (b)	An issuance of certificates for Common Shares upon the
     exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company; provided, however,
                                                      --------  -------
     that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the Holder hereof, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

          3.     ADJUSTMENT OF COMMON SHARES ISSUABLE UPON EXERCISE.
                 --------------------------------------------------

          3.1.   Adjustment of Number of Shares.
                 ------------------------------

               Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one-tenth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by
(ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          3.2.   Adjustment of Purchase Price.
                 ----------------------------

          3.2.1. Below Purchase Price.
                 -------------------- In case the Company, before (but not after) the twenty-fourth-month anniversary of the date hereof, shall issue or sell Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 3.3 but excluding Additional Common Shares purchasable upon the exercise of Rights referred to in Section 3.9) without consideration or for a consideration per share (without taking into account customary underwriters' or placement agents' discounts) less than the Purchase Price in effect immediately prior to such issue or sale, then the Purchase Price shall be reduced, concurrently with such issue or sale, to the amount of consideration for such issuance or sale (or, if for no consideration, to zero).

          3.2.2. Extraordinary Distributions.
                 ---------------------------  In case the Company at any
time or from time to time after the date hereof shall distribute to all holders of Common Shares evidence of its indebtedness or assets other than (a) a distribution payable in Common Shares or (b) a Regular Quarterly Dividend, or (c) a distribution of Rights referred to in
Section 3.9 hereof, then, in each such case, subject to Section 3.7, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction

          (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Shares trade on an ex-distribution basis, on the date prior to the commencement of ex-distribution trading, less the Fair Value of such distribution applicable to one Common Share, and

          (y)  the denominator of which shall be such Current Market
     Price,

          3.3. Treatment of Options and Convertible Securities. ----------------------------------------------- In
case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Common Shares (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Shares trade on an ex-distribution basis, on the date prior to the commencement of ex-distribution trading), provided that such Additional Common Shares shall
                       -------- not be deemed to have been issued (i) unless the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Current Market Price (or, in the case of an adjustment pursuant to Section 3.2.1, less than the Purchase Price) in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Shares trade on an ex-distribution basis, on the date prior to the commencement of ex-distribution trading), as the case may be, and (ii) such Additional Common Shares are not purchasable pursuant to Rights referred to in
Section 3.9, and provided, further, that in any such case in which
                 -------- ------- Additional Common Shares are deemed to be issued,

          (a) whether or not the Additional Common Shares underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or Common Shares upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Common Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Common Shares, Options or Convertible Securities, as the case may be;

          (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Common Shares issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-distribution trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

          (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-distribution trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

               (i) in the case of Options for Common Shares or Convertible Securities, the only Additional Common Shares issued or sold were the Additional Common Shares, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

              (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Common Shares deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

          (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

          (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

          3.4.   Treatment of Share Distributions, Share Splits, etc.
                 ----------------------------------------------------
In case the Company at any time or from time to time after the date hereof shall declare or pay any distribution on the Common Shares payable in Common Shares, or shall effect a subdivision of the outstanding Common Shares into a greater number of Common Shares (by reclassification or otherwise than by payment of a distribution in Common Shares), then the Purchase Price in effect immediately prior to such action shall be proportionately reduced and the number of Common Shares issuable upon exercise of this Warrant shall be proportionately increased.

          3.5.   Computation of Consideration.
                 ----------------------------  For the purposes of this
Section 3,

          (a) the consideration for the issue or sale of any Additional Common Shares shall, irrespective of the accounting treatment of such consideration,

               (i) insofar as it consists of cash, be computed at the amount of cash payable to the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

               (ii) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

               (iii) in case Additional Common Shares are issued or sold together with other shares of beneficial interest or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Common Shares, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

          (b) Additional Common Shares deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible
     Securities, shall be deemed to have been issued for a consideration per share determined by dividing

               (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

               (ii) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any

                                      -10-
<PAGE


          provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

          (c) Additional Common Shares deemed to have been issued pursuant to Section 3.4, relating to distributions, share splits, etc., shall be deemed to have been issued for no consideration.

          3.6.   Adjustments for Combinations, etc.
                 ----------------------------------  In case the
outstanding Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of Common Shares issuable upon exercise of this Warrant shall be proportionately decreased.

          3.7.   De Minimis Adjustments.
                 ---------------------- No adjustment in the Conversion Ratio shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% thereof; provided,
                                                        --------
however,
------- that any adjustments that by reason of this Section 3.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. All calculations under this
Section 3 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

          3.8.   Abandoned Distribution.
                 ---------------------- If the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such distribution is paid or delivered to shareholders entitled thereto, abandon its plan to pay or deliver such distribution, then any adjustment made to the Purchase Price and number of Common Shares purchasable upon exercise of this Warrant by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

          3.9.   Shareholder Rights Plan.
                 ----------------------- Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section
3.2.1 or Section 3.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the Common Shares issuable upon such exercise, a number of Rights to be determined as follows: (i)

                                     -11-
<PAGE


if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of Common Shares equal to the number of Common Shares issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

          4.     CONSOLIDATION, MERGER, ETC.
                 ---------------------------

          4.1. Adjustments upon Certain Transactions. ------------------------------------- If the Company
shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Company's assets or recapitalization of the Common Shares (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof) (other than a capital reorganization or reclassification resulting in the issue of Additional Common Shares for which adjustment in the Purchase Price is provided in Section 3.2.1 or 3.2.2), then, and in the case of each such Transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such Transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Shares or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Shares or Other Securities issuable upon such exercise prior to such consummation, the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) to which such Holder would actually have been entitled as a shareholder upon the consummation of such Transaction if such Holder had exercised this Warrant immediately prior thereto, assuming such Holder
(i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her appraisal rights or rights of election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable in such Transaction. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 4.1, and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the Holder of this Warrant that will contain provisions enabling such Holder to receive the securities, cash or other

                                     -12-
<PAGE


property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

          4.2.   Assumption of Obligations.
                 -------------------------  Notwithstanding anything
contained in this Warrant or in the Purchase Agreement to the contrary, the Company shall not effect any Transaction unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Operating Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this
Section 4, the Holder may be entitled to receive. Nothing in this
Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

          5.     [Intentionally omitted.]

          6.     NO DILUTION OR IMPAIRMENT.
                 -------------------------  The Company shall not, by
amendment of its Declaration of Trust or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of beneficial interest receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares solely for the purpose of effecting the exercise of this Warrant, the full number of Common Shares deliverable upon the full exercise of this Warrant, (c) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of beneficial interest, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of this Warrant from time to time outstanding and, (d) shall not take any action which results in any adjustment of the Purchase Price if the total number of Common Shares (or Other Securities) issuable after the action upon the full exercise of this Warrant would exceed the total number of Common Shares (or Other Securities) then


                                     -13-
<PAGE


authorized by the Company's Declaration of Trust and available for the purpose of issue upon such exercise.

          7.     NOTICE OF ADJUSTMENTS.
                 --------------------- In each case of any adjustment or readjustment in the Common Shares (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a notice of such adjustment or readjustment setting forth such adjustment or readjustment and the effective date of such adjustment or readjustment and shall mail such notice of such adjustment or readjustment to each holder of a Warrant at such holder's address as it appears in the Warrant Register (as defined below).

          8.     NOTICES OF TRUST ACTION.
                 -----------------------  If:
          (a) the Company shall declare a distribution on the Common Shares (other than the Regular Quarterly Dividend); or

          (b) the Company shall authorize the granting to all holders of Common Shares of rights or warrants to subscribe for or purchase any shares of any class of beneficial interest; or

          (c) there shall be any reclassification of the Common Shares or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or a statutory share exchange, or self tender offer by the Company for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Company as an entity; or

          (d) there shall occur the involuntary or voluntary liquidation, dissolution or winding up of the Company;

then the Company shall cause to be mailed to the holders of this Warrant, at the address as it appears in the Warrant Register, as promptly as possible, but at least 15 Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 8.




                                     -14-
<PAGE


          9.     REGISTRATION OF COMMON SHARES.
                 -----------------------------  If any Common Shares
required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Shares are listed on any national securities exchange, the Company shall endeavor to list the Common Shares required to be delivered upon exercise of this Warrant, prior to such delivery, upon each such national securities exchange and maintain the listing of such shares after their issuance; and the Company shall also endeavor to list on any such national securities exchange and maintain such listing of, any Other Securities that at any time are issuable upon exercise of this Warrant, if and at the time that any securities of the same class shall be listed on any such national securities exchange(s) by the Company. The covenants contained in this Section 9 shall terminate upon the Expiration Date.

          10.     RESTRICTIONS ON TRANSFER.
                  ------------------------

          10.1.   Restrictive Legends.
                  ------------------- Except as otherwise permitted by this Section 10, each certificate for Common Shares (or Other
Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Shares (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE COMMON SHARE PURCHASE WARRANT ISSUED BY BRANDYWINE REALTY TRUST (THE "COMPANY") PURSUANT TO THE INVESTMENT AGREEMENT, DATED APRIL 19, 1999, BETWEEN THE COMPANY AND FIVE ARROWS REALTY SECURITIES III L.L.C. A COMPLETE AND CORRECT COPY OF THE FORM OF SUCH WARRANT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY OR AT THE OFFICE OR AGENCY MAINTAINED BY THE COMPANY AS PROVIDED IN SUCH WARRANT AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          10.2. Transfer to Comply With the Securities Act. ------------------------------------------ Restricted
Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with (i) the provisions of the Securities Act and state securities or Blue Sky laws, (ii) the terms and conditions of the Purchase Agreement and (iii) the terms and conditions hereof.

          10.3.   Termination of Restrictions.
                  ---------------------------  The restrictions imposed
by this Section 10 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 10.1.

          11.     RESERVATION OF SHARES, ETC.
                  ---------------------------  The transfer agent for
the Common Shares, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's equity securities issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Shares and with every subsequent Transfer Agent for any of the Company's equity securities issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed share certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of beneficial interest which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of beneficial interest need be reserved in respect of any unexercised Warrant.

          12.     REGISTRATION AND TRANSFER OF WARRANTS, ETC.
                  -------------------------------------------

          12.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be

                                     -16-
<PAGE


bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 10, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

          12.2.   Transfer of Warrants.
                  --------------------  Subject to compliance with
Section 10, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Common Shares with respect to which rights under this Warrant were not so transferred. The Holder shall be responsible for payment of any transfer tax payable in connection with any transfer, in whole or in part of this Warrant.

          12.3.   Replacement of Warrant.
                  ---------------------- On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

          12.4.   Adjustments To Purchase Price and Number of Shares.
                  --------------------------------------------------
Notwithstanding any adjustment in the Purchase Price or in the number or kind of Common Shares purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of Common Shares as are stated in this Warrant, as initially issued.

          12.5.   Fractional Shares.
                  ----------------- Notwithstanding any adjustment pursuant to Section 3 in the number of Common Shares covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a Common Share on the date of Warrant exercise.



                                     -17-
<PAGE


          13.     REMEDIES; SPECIFIC PERFORMANCE.
                  ------------------------------  The Company stipulates
that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

          14. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. --------------------------------------- Nothing
contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          15.     NOTICES.
                  ------- All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its President at its principal office located at 14 Campus Boulevard, Suite 100, Newtown Square, Pennsylvania 19073 or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.

          All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective
         -------- in the manner provided in Section 2.

          16.     AMENDMENTS.
                  ---------- This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given,

                                     -18-
<PAGE


except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

          17.     DESCRIPTIVE HEADINGS, ETC.
                  --------------------------  The headings in this
Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

          18.     GOVERNING LAW.
                  ------------- This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

          19. JUDICIAL PROCEEDINGS; WAIVER OF JURY. ------------------------------------ Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 15, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Company irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING, WHETHER AT LAW OR EQUITY, BROUGHT BY IT OR THE HOLDER IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



                                     -19-
<PAGE


          20.     OPERATING AGREEMENT.
                  ------------------- The Common Shares (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any Common Shares issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Operating Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Operating Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Operating Agreement applicable to such holder as a holder of such Registrable Securities.

          21.     NON-RECOURSE.
                  ------------ No recourse shall be had for any obligation of the Company hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of the Company, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by each other party hereto.


                        BRANDYWINE REALTY TRUST


                        By:---------------------------------------------
                           Title:  President and Chief Executive Officer

                                          EXHIBIT A TO
                                          Common Shares Purchase Warrant
                                          ------------------------------

                                 [FORM OF]
                       ELECTION TO PURCHASE SHARES

          The undersigned hereby irrevocably elects to exercise the Warrant to purchase ----- Common Shares, par value $0.01 per share ("Common Shares"), of BRANDYWINE REALTY TRUST and hereby [makes payment of $------------ therefor] [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(ii) of the Warrant of the number of Common Shares otherwise issuable to the Holder upon Warrant exercise by ------ shares] [or] [makes payment therefor by delivery of the following Common Shares Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iii) of the Warrant, certificates of which are attached hereto for cancellation -------------------- [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:---------------------------------------------------------------
                                   (NAME)

------------------------------------------------------------------------
                       (ADDRESS, INCLUDING ZIP CODE)

------------------------------------------------------------------------
               (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:-------------------------------------------------------------
                                  (NAME)

------------------------------------------------------------------------
                      (ADDRESS, INCLUDING ZIP CODE)

          If the number of Common Shares purchased (and/or reduced) hereby is less than the number of Common Shares covered by the Warrant, the undersigned requests that a new Warrant representing the number of Common Shares not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:---------------------------------------------------------------
                    FIVE ARROWS REALTY SECURITIES III L.L.C.

------------------------------------------------------------------------
                      (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:-------------------------------------------------------------
                   FIVE ARROWS REALTY SECURITIES III L.L.C.

------------------------------------------------------------------------
                      (ADDRESS, INCLUDING ZIP CODE)

Dated: ------------, ----      FIVE ARROWS REALTY SECURITIES II, L.L.C.

                               By--------------------------------------
                                 Name:
                                 Title:

                                          EXHIBIT B to
                                          Common Shares Purchase Warrant
                                          ------------------------------

                         [FORM OF] ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Shares, par value $0.01 per share
("Common Shares") of BRANDYWINE REALTY TRUST represented by the Warrant, with respect to the number of Common Shares set forth below:

Name of Assignee            Address                  No. of Shares





and does hereby irrevocably constitute and appoint --------------- Attorney to make such transfer on the books of BRANDYWINE REALTY TRUST maintained for that purpose, with full power of substitution in the premises.

Dated: ------------, ----      FIVE ARROWS REALTY SECURITIES II, L.L.C.

                               By--------------------------------------
                                 Name:
                                 Title: